Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FIRST QUARTER NET INCOME

OF $181.4 MILLION, EARNINGS PER COMMON SHARE OF $0.75.

(Chicago, April 15, 2014) Northern Trust Corporation today reported first quarter net income per diluted common share of $0.75, up from $0.67 in the first quarter of 2013 and $0.70 in the fourth quarter of 2013. Net income was $181.4 million in the current quarter, up 11% from $164.0 million in the prior year first quarter, and up 7% from $169.7 million in the prior quarter. Return on average common equity was 9.3% in the current quarter, compared to 8.8% in the prior year quarter and 8.7% in the prior quarter.

Frederick H. Waddell, Chairman and Chief Executive Officer, said, “Our first quarter 2014 results improved compared to a year ago with trust, investment and other servicing fees increasing 8%, total revenue increasing 7% and net income and earnings per share increasing 11 and 12%, respectively. We also experienced strong growth in client assets under custody and under management of 15% and 13%, respectively.

We continue to focus on enhancing productivity and efficiency, while investing in people and technology to serve our growing businesses, expand our capabilities and continue to satisfy evolving regulatory requirements.

Northern Trust’s financial strength is evidenced in our capital ratios, and we are pleased that the Federal Reserve did not object to the proposed capital actions contained in our 2014 Capital Plan, which provides us with the flexibility to return more capital to our stockholders in the year ahead.”

FIRST QUARTER 2014 PERFORMANCE VS. FIRST QUARTER 2013

Net income per common share was $0.75 in the first quarter of 2014 compared to $0.67 in the first quarter of 2013. Net income for the current quarter was $181.4 million, up $17.4 million, or 11%, from $164.0 million in the prior year quarter. The prior year quarter included a $12.4 million pre-tax write-off of certain fee receivables resulting from the correction of an accrual methodology followed in prior years, as well as restructuring and integration related charges of $1.8 million. These prior year quarter items totaled $14.2 million ($8.9 million after tax, or $0.04 per common share).

Revenue of $1.04 billion in the current quarter was up $64.1 million, or 7%, from $976.4 million in the prior year quarter. Noninterest income, which represented 76% of revenue, increased $44.5 million, or 6%, to $794.8 million from the prior year quarter’s $750.3 million, primarily reflecting higher trust, investment and other servicing fees, partially offset by lower foreign exchange trading income as compared to the prior year quarter. Net interest income for the current quarter on a fully taxable equivalent (FTE) basis increased $20.7 million, or 9%, to $254.4 million compared to $233.7 million in the prior year quarter, due to higher levels of average earning assets, partially offset by a decrease in the net interest margin.

Trust, investment and other servicing fees were $679.5 million in the current quarter, up $48.8 million, or 8%, from $630.7 million in the prior year quarter. The increase primarily reflects new business and the favorable impact of equity markets, partially offset by higher waived fees in money market mutual funds.

FIRST QUARTER 2014 PERFORMANCE VS. FIRST QUARTER 2013 (continued)

Assets under custody and assets under management are the primary drivers of our trust, investment and other servicing fees. The following table provides the assets under custody and assets under management of Northern Trust’s Corporate & Institutional Services (C&IS) and Wealth Management business units.

($ In Billions)	March 31, 2014	December 31, 2013	March 31, 2013	% Change Q1-14/Q4-13	% Change Q1-14/Q1-13
Assets Under Custody
Corporate & Institutional	$5,249.9	$5,079.7	$4,569.1	3%	15%
Wealth Management	503.6	496.0	455.3	2	11

Total Assets Under Custody	$5,753.5	$5,575.7	$5,024.4	3%	15%

Assets Under Management
Corporate & Institutional	$698.2	$662.7	$604.2	5%	16%
Wealth Management	217.2	221.8	206.0	(2)	5

Total Assets Under Management	$915.4	$884.5	$810.2	3%	13%

C&IS trust, investment and other servicing fees increased $30.5 million, or 9%, to $379.2 million in the current quarter from the prior year quarter’s $348.7 million.

	Q1	Q1	Change Q1 2014 from Q1 2013
($ In Millions)	2014	2013
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$252.2	$223.8	$28.4	13%
Investment Management	75.0	75.5	(0.5)	(1)
Securities Lending	22.7	22.3	0.4	2
Other	29.3	27.1	2.2	8

Total	$379.2	$348.7	$30.5	9%

Custody and fund administration fees, the largest component of C&IS fees, increased 13%, primarily driven by new business and the favorable impact of equity markets. C&IS investment management fees decreased 1%, primarily reflecting higher waived fees in money market mutual funds, partially offset by higher equity markets and new business. Money market mutual fund fee waivers in C&IS, attributable to persistent low short-term interest rates, totaled $14.9 million in the current quarter, compared to waived fees of $8.8 million in the prior year quarter. Securities lending revenue increased 2%, primarily reflecting higher volumes in the current quarter.

FIRST QUARTER 2014 PERFORMANCE VS. FIRST QUARTER 2013 (continued)

Trust, investment and other servicing fees in Wealth Management totaled $300.3 million in the current quarter, increasing $18.3 million, or 6%, from $282.0 million in the prior year quarter. The increased fees in the current quarter are primarily due to higher equity markets and new business, partially offset by higher waived fees in money market mutual funds and the impact of fee reductions in certain of our mutual funds. Money market mutual fund fee waivers in Wealth Management totaled $17.6 million in the current quarter compared with $13.4 million in the prior year quarter.

Foreign exchange trading income totaled $50.1 million, down $9.4 million, or 16%, compared with $59.5 million in the prior year quarter. The decrease is attributable to lower currency market volatility as compared to the prior year quarter.

Other operating income totaled $37.7 million in the current quarter, up $12.9 million, or 53% from $24.8 million in the prior year quarter. The prior year quarter included the $12.4 million write-off of certain fee receivables.

Net investment security losses totaled $4.0 million in the current quarter, reflecting $3.9 million of charges relating to the other-than-temporary impairment of certain Community Reinvestment Act eligible securities.

Net interest income for the quarter on an FTE basis totaled $254.4 million, up $20.7 million, or 9%, compared to $233.7 million in the prior year quarter. The increase is the result of higher levels of average earning assets, partially offset by a decline in the net interest margin to 1.12% from 1.15% in the prior year quarter. Average earning assets for the quarter were $91.8 billion, up $9.6 billion, or 12%, from $82.2 billion in the prior year quarter, primarily reflecting higher levels of Federal Reserve deposits. The increase in Federal Reserve deposits as compared to the prior year quarter reflects higher levels of non-U.S. office client interest-bearing deposits and other short-term borrowings. The decline in the net interest margin primarily reflects lower yields on earning assets, partially offset by a lower cost of interest-related funds.

FIRST QUARTER 2014 PERFORMANCE VS. FIRST QUARTER 2013 (continued)

The provision for credit losses totaled $3.0 million in the current quarter compared to $5.0 million in the prior year quarter. The current quarter includes net charge-offs of $1.5 million, resulting from charge-offs of $11.5 million and recoveries of $10.0 million. The prior year quarter included $8.7 million of net charge-offs, resulting from $12.6 million of charge-offs and $3.9 million of recoveries. Nonperforming assets increased 3% from the prior year quarter. Residential real estate loans and commercial real estate loans accounted for 70% and 20%, respectively, of total nonperforming loans and leases at March 31, 2014.

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

	March 31,	December 31,	March 31,
($ In Millions)	2014	2013	2013
Nonperforming Assets
Nonperforming Loans and Leases	$259.9	$262.8	$251.7
Other Real Estate Owned	9.8	11.9	10.5

Total Nonperforming Assets	269.7	274.7	262.2

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	279.2	278.1	294.1
Undrawn Loan Commitments and Standby Letters of Credit	30.2	29.8	29.7

Total Allowance for Credit Losses	$309.4	$307.9	$323.8

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.88%	0.89%	0.87%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	0.94%	0.95%	1.02%
Allowance for Credit Losses Assigned to Loans and Leases to Nonperforming Loans and Leases	1.1x	1.1x	1.2x

Noninterest expense totaled $768.0 million in the current quarter, up $39.1 million, or 5%, from $728.9 million in the prior year quarter, reflecting higher compensation, outside services, and equipment and software expense, partially offset by lower other operating expense.

Compensation expense, the largest component of noninterest expense, equaled $341.8 million, up $21.5 million, or 7%, from $320.3 million in the prior year quarter, primarily attributable to higher staff levels and base pay adjustments. Staff on a full-time equivalent basis at March 31, 2014 totaled approximately 14,900, up 5% from a year ago.

FIRST QUARTER 2014 PERFORMANCE VS. FIRST QUARTER 2013 (continued)

Employee benefit expense equaled $66.9 million, up 6% from $63.3 million in the prior year quarter, primarily reflecting higher payroll tax expense and expense associated with employee medical benefits, partially offset by lower pension expense.

Expense associated with outside services totaled $144.4 million, up $14.5 million, or 11%, from $129.9 million in the prior year quarter. The current quarter increase primarily reflects higher consulting expense, including costs associated with a growing set of regulatory and compliance requirements, as well as increased sub-custodian and technical services expense, as compared to the prior year quarter.

Equipment and software expense totaled $101.3 million, up $9.9 million, or 11%, from $91.4 million in the prior year quarter. The current quarter includes higher software amortization and related software support costs.

Occupancy expense equaled $44.2 million, up 2% from $43.2 million in the prior year quarter.

Other operating expense totaled $69.4 million, down $11.4 million, or 14%, from $80.8 million in the prior year quarter, primarily reflecting lower charges associated with account servicing activities.

Income tax expense was $88.1 million in the current quarter, representing an effective tax rate of 32.7%, and $78.5 million in the prior year quarter, representing an effective tax rate of 32.4%.

FIRST QUARTER 2014 PERFORMANCE VS. FOURTH QUARTER 2013

Net income per common share was $0.75 in the current quarter, compared to $0.70 in the fourth quarter of 2013. Net income for the current quarter totaled $181.4 million, up $11.7 million, or 7%, from $169.7 million in the prior quarter. The prior quarter included a $19.2 million pre-tax charge ($11.9 million after tax, or $0.05 per common share) in connection with an agreement to resolve certain long-standing class action litigation related to Northern Trust’s securities lending program.

FIRST QUARTER 2014 PERFORMANCE VS. FOURTH QUARTER 2013 (continued)

Revenue was $1.04 billion in the current quarter compared to $1.05 billion in the prior quarter. Noninterest income in the current quarter decreased slightly to $794.8 million from the prior quarter’s $795.3 million. Net interest income for the current quarter on an FTE basis decreased 2%, to $254.4 million from $259.1 million in the prior quarter.

Trust, investment and other servicing fees totaled $679.5 million in the current quarter, up $5.7 million, or 1%, from $673.8 million in the prior quarter, primarily reflecting new business and higher equity markets in the current quarter.

C&IS trust, investment and other servicing fees totaled $379.2 million in the current quarter, up $8.1 million, or 2%, from $371.1 million in the prior quarter.

	Q1	Q4	Change Q1 2014 from Q4 2013
($ In Millions)	2014	2013
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$252.2	$251.3	$0.9	—%
Investment Management	75.0	74.9	0.1	—
Securities Lending	22.7	21.8	0.9	4
Other	29.3	23.1	6.2	27

Total	$379.2	$371.1	$8.1	2%

C&IS custody and fund administration fees were relatively unchanged as compared to the prior quarter, as new business and higher equity markets were offset by lower sub-custody recoveries and other items. Investment management fees, which include waived fees in money market mutual funds attributable to the low short-term interest rates, were also relatively unchanged as compared to the prior quarter. Money market mutual fund fee waivers totaled $14.9 million in C&IS in the current quarter, compared to $14.7 million in the prior quarter. Securities lending revenue increased 4%, primarily reflecting increased volumes in the current quarter. Other C&IS trust, investment and other servicing fees increased 27%, primarily reflecting increased income attributable to benefit payment and investment risk and analytical services in the current quarter.

FIRST QUARTER 2014 PERFORMANCE VS. FOURTH QUARTER 2013 (continued)

Wealth Management trust, investment and other servicing fees were $300.3 million, down 1% from $302.7 million in the prior quarter. While higher equity markets and new business benefitted fee growth, two fewer days in the quarter, higher money market fund fee waivers and the impact of fee reductions in certain of our mutual funds all detracted from sequential quarter fee growth. Money market mutual fund fee waivers in Wealth Management totaled $17.6 million in the current quarter, compared to $16.2 million in the prior quarter.

Foreign exchange trading income decreased 1% to $50.1 million compared to $50.8 million in the prior quarter, reflecting lower currency market volatility in the current quarter.

Other operating income in the current quarter totaled $37.7 million, down 1% from $38.2 million in the prior quarter.

Net investment security losses of $4.0 million in the current quarter reflect the $3.9 million charges relating to the other-than-temporary impairment of certain Community Reinvestment Act eligible securities.

Net interest income on an FTE basis in the current quarter totaled $254.4 million, down 2% compared to $259.1 million in the prior quarter. Average earning assets totaled $91.8 billion in the current quarter, up slightly from $91.6 billion in the prior quarter, and the net interest margin was 1.12% in both the current and prior quarter. The decrease in net interest income reflects two fewer days in the current quarter over which to accrue interest income as compared to the prior quarter.

The provision for credit losses was $3.0 million in the current quarter compared to $5.0 million in the prior quarter. Net charge-offs totaled $1.5 million for the current quarter resulting from $11.5 million of charge-offs and $10.0 million of recoveries, compared to $14.6 million of net charge-offs in the prior quarter resulting from $19.5 million of charge-offs and $4.9 million of recoveries. Nonperforming assets decreased 2% as compared to the prior quarter.

Noninterest expense totaled $768.0 million in the current quarter, down $26.5 million, or 3% from $794.5 million in the prior quarter. The prior quarter included the $19.2 million pre-tax charge in connection with the agreement to resolve certain long-standing class action litigation.

FIRST QUARTER 2014 PERFORMANCE VS. FOURTH QUARTER 2013 (continued)

Excluding this charge, noninterest expense as compared to the prior quarter decreased $7.3 million, or 1%, primarily reflecting decreases within outside services expense and other operating expense, partially offset by higher compensation expense in the current quarter.

Compensation expense totaled $341.8 million for the current quarter, up $7.0 million, or 2%, from $334.8 million in the prior quarter, primarily reflecting higher share-based compensation expense as compared to the prior quarter. Employee benefit expense totaled $66.9 million for the current quarter, up 1% from $66.5 million in the prior quarter, primarily attributable to higher payroll tax expense, partially offset by lower pension expense.

Expense for outside services totaled $144.4 million, a decrease of $7.7 million, or 5%, compared to $152.1 million in the prior quarter, reflecting lower consulting and other outside services expense in the current quarter.

Equipment and software expense totaled $101.3 million in the current quarter, up 3% from $98.6 million in the prior quarter, primarily reflecting higher software amortization associated with the continued investment in technology related assets. Occupancy expense totaled $44.2 million, up 1% from $43.8 million in the prior quarter.

Other operating expense totaled $69.4 million, down $29.3 million, or 30%, from $98.7 million in the prior quarter. Excluding the prior quarter $19.2 million pre-tax charge, other operating expense as compared to the prior quarter decreased $10.1 million, or 13%, primarily reflecting lower charges associated with other account servicing activities, partially offset by increased business promotion expense.

Total income tax expense was $88.1 million for the current quarter, representing an effective tax rate of 32.7%. Income tax expense was $76.0 million in the prior quarter, representing an effective tax rate of 30.9%.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $7.9 billion, up 5% from the prior year quarter’s average of $7.5 billion. The increase is primarily attributable to retained earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the

STOCKHOLDERS’ EQUITY (continued)

Corporation’s share buyback program. During the three months ended March 31, 2014, the Corporation repurchased 2,624,715 shares at a cost of $163.0 million ($62.10 average price per share).

As reflected in the table below, the risk-based capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at March 31, 2014, with all ratios exceeding the U.S. regulatory requirements for classification as “well capitalized” institutions.

	March 31, 2014			December 31, 2013			March 31, 2013
	Tier 1	Total	Leverage	Tier 1	Total	Leverage	Tier 1	Total	Leverage
	Capital	Capital	Ratio	Capital	Capital	Ratio	Capital	Capital	Ratio
Northern Trust Corporation	13.0%	15.5%	7.8%	13.4%	15.8%	7.9%	13.3%	14.7%	8.4%
The Northern Trust Company	11.7%	14.2%	6.9%	11.5%	14.3%	6.8%	12.2%	14.0%	7.7%
Minimum to Qualify as Well Capitalized	6.0%	10.0%	5.0%	6.0%	10.0%	5.0%	6.0%	10.0%	5.0%

The following table provides the Corporation’s ratio of tier 1 capital and of common equity tier 1 capital to risk-weighted assets. Beginning January 1, 2014, common equity tier 1 capital is calculated in accordance with the Basel III risk-based capital guidelines, which requires the phasing out of tier 1 capital of 50% of trust preferred securities, and the inclusion in common equity tier 1 capital of certain additional capital items excluded from tier 1 capital.

($ In Millions)	March 31, 2014
Ratios
Tier 1 Capital	13.0%
Common Equity Tier 1 Capital	12.8%

Tier 1 Capital	$7,761.3

Less: Floating Rate Capital Securities	134.4
Other adjustments	2.6

Common Equity Tier 1 Capital	$7,629.5

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The tables below present a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

	Three Months Ended
	March 31, 2014			December 31, 2013			March 31, 2013
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$295.4	$8.7	$304.1	$302.4	$9.2	$311.6	$286.7	$7.6	$294.3
Interest Expense	49.7	—	49.7	52.5	—	52.5	60.6	—	60.6

Net Interest Income	$245.7	$8.7	$254.4	$249.9	$9.2	$259.1	$226.1	$7.6	$233.7

Net Interest Margin	1.09%		1.12%	1.08%		1.12%	1.12%		1.15%

FORWARD-LOOKING STATEMENTS

This release may include forward-looking statements concerning Northern Trust’s financial results and outlook, capital adequacy, dividend policy, anticipated expense levels and technology spending, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation. Forward-looking statements are typically identified by words or phrases such as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “likely”, “may increase”, “plan”, “goal”, “target”, “strategy”, and similar expressions or future or conditional verbs such as “may”, “will”, “should”, “would”, and “could”. Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results, and involve risks and uncertainties that are difficult to predict. These statements are based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s first quarter earnings conference call will be webcast live on April 15, 2014. The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:

http://www.northerntrust.com/financialreleases

The rebroadcast of the live call will be available on Northern Trust’s website from 2:00 p.m. CT on April 15, 2014, for approximately four weeks. Participants will need Windows Mediatm or Adobe Flash software, which can be downloaded for free through Northern Trust’s website. This earnings release can also be accessed at the above web address.

/ / /

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	FIRST QUARTER
	2014	2013	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$679.5	$630.7	8%
Foreign Exchange Trading Income	50.1	59.5	(16)
Treasury Management Fees	16.8	16.8	—
Security Commissions and Trading Income	14.7	18.3	(20)
Other Operating Income	37.7	24.8	53
Investment Security Gains (Losses), net	(4.0)	0.2	N/M

Total Noninterest Income	794.8	750.3	6
Net Interest Income
Interest Income	295.4	286.7	3
Interest Expense	49.7	60.6	(18)

Net Interest Income	245.7	226.1	9
Total Revenue	1,040.5	976.4	7
Provision for Credit Losses	3.0	5.0	(40)
Noninterest Expense
Compensation	341.8	320.3	7
Employee Benefits	66.9	63.3	6
Outside Services	144.4	129.9	11
Equipment and Software	101.3	91.4	11
Occupancy	44.2	43.2	2
Other Operating Expense	69.4	80.8	(14)

Total Noninterest Expense	768.0	728.9	5

Income before Income Taxes	269.5	242.5	11
Provision for Income Taxes	88.1	78.5	12

NET INCOME	$181.4	$164.0	11%

Earnings Allocated to Participating Securities	2.9	2.5	16%
Earnings Allocated to Common and Potential Common Shares	178.5	161.5	11
Per Common Share
Net Income
Basic	$0.75	$0.68	10%
Diluted	0.75	0.67	12
Average Common Equity	$7,926.4	$7,543.2	5%
Return on Average Common Equity	9.28%	8.82%	5
Return on Average Assets	0.73%	0.73%	—
Cash Dividends Declared per Common Share	$0.31	$0.30	3%
Average Common Shares Outstanding (000s)
Basic	237,208	239,168
Diluted	239,051	240,176
Common Shares Outstanding (EOP) (000s)	236,481	239,240

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	FIRST	FOURTH
	QUARTER	QUARTER
	2014	2013	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$679.5	$673.8	1%
Foreign Exchange Trading Income	50.1	50.8	(1)
Treasury Management Fees	16.8	17.5	(4)
Security Commissions and Trading Income	14.7	14.6	—
Other Operating Income	37.7	38.2	(1)
Investment Security Gains (Losses), net	(4.0)	0.4	N/M

Total Noninterest Income	794.8	795.3	—
Net Interest Income
Interest Income	295.4	302.4	(2)
Interest Expense	49.7	52.5	(5)

Net Interest Income	245.7	249.9	(2)
Total Revenue	1,040.5	1,045.2	—
Provision for Credit Losses	3.0	5.0	(40)
Noninterest Expense
Compensation	341.8	334.8	2
Employee Benefits	66.9	66.5	1
Outside Services	144.4	152.1	(5)
Equipment and Software	101.3	98.6	3
Occupancy	44.2	43.8	1
Other Operating Expense	69.4	98.7	(30)

Total Noninterest Expense	768.0	794.5	(3)

Income before Income Taxes	269.5	245.7	10

Provision for Income Taxes	88.1	76.0	16

NET INCOME	$181.4	$169.7	7%

Earnings Allocated to Participating Securities	2.9	2.7	7%
Earnings Allocated to Common and Potential Common Shares	178.5	167.0	7
Per Common Share
Net Income
Basic	$0.75	$0.70	7%
Diluted	0.75	0.70	7
Average Common Equity	$7,926.4	$7,775.7	2%
Return on Average Common Equity	9.28%	8.66%	7
Return on Average Assets	0.73%	0.68%	7
Cash Dividends Declared per Common Share	$0.31	$0.31	—%
Average Common Shares Outstanding (000s)
Basic	237,208	238,228
Diluted	239,051	239,656
Common Shares Outstanding (EOP) (000s)	236,481	237,322

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET

($ In Millions)

	MARCH 31
	2014	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$510.0	$251.5	103%
Interest-Bearing Deposits with Banks	17,155.8	18,694.8	(8)
Federal Reserve Deposits and Other Interest-Bearing	12,211.0	5,828.6	110
Securities
U.S. Government	2,414.7	1,782.4	35
Obligations of States and Political Subdivisions	200.8	307.4	(35)
Government Sponsored Agency	18,182.9	16,939.7	7
Other (**)	13,366.4	11,526.3	16

Total Securities	34,164.8	30,555.8	12
Loans and Leases	29,660.8	28,862.9	3

Total Earning Assets	93,702.4	84,193.6	11
Allowance for Credit Losses Assigned to Loans and Leases	(279.2)	(294.1)	(5)
Cash and Due from Banks	3,676.3	3,773.5	(3)
Buildings and Equipment	449.4	457.2	(2)
Client Security Settlement Receivables	1,845.2	816.5	126
Goodwill	541.6	529.5	2
Other Assets	3,896.9	3,680.6	6

Total Assets	$103,832.6	$93,156.8	11%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,506.0	$14,819.8	5%
Savings Certificates and Other Time	2,034.5	2,296.1	(11)
Non-U.S. Offices - Interest-Bearing	47,564.4	39,822.4	19

Total Interest-Bearing Deposits	65,104.9	56,938.3	14
Short-Term Borrowings	2,402.9	3,246.0	(26)
Senior Notes	1,996.7	2,402.0	(17)
Long-Term Debt	1,731.3	1,198.4	44
Floating Rate Capital Debt	277.2	277.1	—

Total Interest-Related Funds	71,513.0	64,061.8	12
Demand and Other Noninterest-Bearing Deposits	21,162.8	18,883.8	12
Other Liabilities	3,208.5	2,599.1	23

Total Liabilities	95,884.3	85,544.7	12
Total Equity	7,948.3	7,612.1	4

Total Liabilities and Stockholders’ Equity	$103,832.6	$93,156.8	11%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET

($ In Millions)

	MARCH 31	DECEMBER 31
	2014	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$510.0	$529.6	(4)%
Interest-Bearing Deposits with Banks	17,155.8	19,397.4	(12)
Federal Reserve Deposits and Other Interest-Bearing	12,211.0	12,911.5	(5)
Securities
U.S. Government	2,414.7	1,917.9	26
Obligations of States and Political Subdivisions	200.8	229.8	(13)
Government Sponsored Agency	18,182.9	17,563.8	4
Other (**)	13,366.4	11,431.7	17

Total Securities	34,164.8	31,143.2	10
Loans and Leases	29,660.8	29,385.5	1

Total Earning Assets	93,702.4	93,367.2	—
Allowance for Credit Losses Assigned to Loans and Leases	(279.2)	(278.1)	—
Cash and Due from Banks	3,676.3	3,162.4	16
Buildings and Equipment	449.4	458.8	(2)
Client Security Settlement Receivables	1,845.2	1,355.2	36
Goodwill	541.6	540.7	—
Other Assets	3,896.9	4,341.1	(10)

Total Assets	$103,832.6	$102,947.3	1%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,506.0	$14,991.5	3%
Savings Certificates and Other Time	2,034.5	1,874.4	9
Non-U.S. Offices - Interest-Bearing	47,564.4	48,461.7	(2)

Total Interest-Bearing Deposits	65,104.9	65,327.6	—
Short-Term Borrowings	2,402.9	3,441.0	(30)
Senior Notes	1,996.7	1,996.6	—
Long-Term Debt	1,731.3	1,709.2	1
Floating Rate Capital Debt	277.2	277.1	—

Total Interest-Related Funds	71,513.0	72,751.5	(2)
Demand and Other Noninterest-Bearing Deposits	21,162.8	18,770.5	13
Other Liabilities	3,208.5	3,513.3	(9)

Total Liabilities	95,884.3	95,035.3	1
Total Equity	7,948.3	7,912.0	—

Total Liabilities and Stockholders’ Equity	$103,832.6	$102,947.3	1%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

($ In Millions)

	FIRST QUARTER
	2014	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$530.3	$249.5	113%
Interest-Bearing Deposits with Banks	17,062.5	18,099.5	(6)
Federal Reserve Deposits and Other Interest-Bearing	12,702.5	3,872.0	N/M
Securities
U.S. Government	2,313.7	1,782.8	30
Obligations of States and Political Subdivisions	213.1	321.1	(34)
Government Sponsored Agency	17,834.7	18,280.6	(2)
Other (**)	12,006.5	10,890.6	10

Total Securities	32,368.0	31,275.1	3
Loans and Leases	29,177.4	28,661.9	2

Total Earning Assets	91,840.7	82,158.0	12
Allowance for Credit Losses Assigned to Loans and Leases	(277.8)	(296.1)	(6)
Cash and Due from Banks	2,806.6	3,392.5	(17)
Buildings and Equipment	457.7	467.5	(2)
Client Security Settlement Receivables	904.4	793.3	14
Goodwill	540.8	532.6	2
Other Assets	3,971.1	4,521.5	(12)

Total Assets	$100,243.5	$91,569.3	9%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,713.8	$14,880.3	(1)%
Savings Certificates and Other Time	1,825.5	2,385.6	(23)
Non-U.S. Offices - Interest-Bearing	46,566.4	39,221.1	19

Total Interest-Bearing Deposits	63,105.7	56,487.0	12
Short-Term Borrowings	4,552.0	3,405.5	34
Senior Notes	1,996.6	2,403.9	(17)
Long-Term Debt	1,728.9	1,277.7	35
Floating Rate Capital Debt	277.1	277.1	—

Total Interest-Related Funds	71,660.3	63,851.2	12
Demand and Other Noninterest-Bearing Deposits	17,642.1	16,899.1	4
Other Liabilities	3,014.7	3,275.8	(8)

Total Liabilities	92,317.1	84,026.1	10
Total Equity	7,926.4	7,543.2	5

Total Liabilities and Stockholders’ Equity	$100,243.5	$91,569.3	9%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

($ In Millions)

	FIRST	FOURTH
	QUARTER	QUARTER
	2014	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$530.3	$549.7	(4)%
Interest-Bearing Deposits with Banks	17,062.5	18,264.9	(7)
Federal Reserve Deposits and Other Interest-Bearing	12,702.5	13,220.9	(4)
Securities
U.S. Government	2,313.7	1,318.8	75
Obligations of States and Political Subdivisions	213.1	248.2	(14)
Government Sponsored Agency	17,834.7	17,574.6	1
Other (**)	12,006.5	11,566.5	4

Total Securities	32,368.0	30,708.1	5
Loans and Leases	29,177.4	28,858.1	1

Total Earning Assets	91,840.7	91,601.7	—
Allowance for Credit Losses Assigned to Loans and Leases	(277.8)	(283.8)	(2)
Cash and Due from Banks	2,806.6	2,676.5	5
Buildings and Equipment	457.7	454.2	1
Client Security Settlement Receivables	904.4	813.3	11
Goodwill	540.8	537.9	1
Other Assets	3,971.1	3,906.9	2

Total Assets	$100,243.5	$99,706.7	1%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,713.8	$14,340.8	3%
Savings Certificates and Other Time	1,825.5	1,861.6	(2)
Non-U.S. Offices - Interest-Bearing	46,566.4	47,920.3	(3)

Total Interest-Bearing Deposits	63,105.7	64,122.7	(2)
Short-Term Borrowings	4,552.0	4,989.9	(9)
Senior Notes	1,996.6	1,996.5	—
Long-Term Debt	1,728.9	1,485.8	16
Floating Rate Capital Debt	277.1	277.1	—

Total Interest-Related Funds	71,660.3	72,872.0	(2)
Demand and Other Noninterest-Bearing Deposits	17,642.1	16,004.8	10
Other Liabilities	3,014.7	3,054.2	(1)

Total Liabilities	92,317.1	91,931.0	—
Total Equity	7,926.4	7,775.7	2

Total Liabilities and Stockholders’ Equity	$100,243.5	$99,706.7	1%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2014 QUARTER	2013 QUARTERS
	FIRST	FOURTH	THIRD	SECOND	FIRST
Net Income Summary
Trust, Investment and Other Servicing Fees	$679.5	$673.8	$648.0	$657.3	$630.7
Other Noninterest Income	115.3	121.5	162.2	143.1	119.6
Net Interest Income	245.7	249.9	237.0	220.1	226.1

Total Revenue	1,040.5	1,045.2	1,047.2	1,020.5	976.4
Provision for Credit Losses	3.0	5.0	5.0	5.0	5.0
Noninterest Expense	768.0	794.5	740.7	729.7	728.9

Income before Income Taxes	269.5	245.7	301.5	285.8	242.5
Provision for Income Taxes	88.1	76.0	95.0	94.7	78.5

Net Income	$181.4	$169.7	$206.5	$191.1	$164.0

Per Common Share
Net Income - Basic	$0.75	$0.70	$0.85	$0.78	$0.68
- Diluted	0.75	0.70	0.84	0.78	0.67
Cash Dividends Declared per Common Share	0.31	0.31	0.31	0.31	0.30
Book Value (EOP)	33.61	33.34	32.71	32.17	31.82
Market Value (EOP)	65.56	61.89	54.38	57.90	54.56
Ratios
Return on Average Common Equity	9.28%	8.66%	10.64%	10.02%	8.82%
Return on Average Assets	0.73	0.68	0.86	0.83	0.73
Net Interest Margin (GAAP)	1.09	1.08	1.10	1.06	1.12
Net Interest Margin (FTE)	1.12	1.12	1.14	1.10	1.15
Capital Ratios
Tier 1	13.0%	13.4%	13.6%	13.1%	13.3%
Total (Tier 1 + Tier 2)	15.5	15.8	14.9	14.4	14.7
Tier 1 Leverage	7.8	7.9	8.3	8.4	8.4
Common Equity Tier 1	12.8	12.9	13.1	12.6	12.8
Assets Under Custody ($ In Billions) - EOP
Corporate	$5,249.9	$5,079.7	$4,766.5	$4,538.9	$4,569.1
Wealth Management	503.6	496.0	470.5	452.6	455.3

Total Assets Under Custody	$5,753.5	$5,575.7	$5,237.0	$4,991.5	$5,024.4

Assets Under Management ($ In Billions) - EOP	$915.4	$884.5	$846.2	$803.0	$810.2
Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$259.9	$262.8	$270.1	$266.7	$251.7
Other Real Estate Owned (OREO)	9.8	11.9	13.9	14.5	10.5

Total Nonperforming Assets	$269.7	$274.7	$284.0	$281.2	$262.2

Nonperforming Assets / Loans and Leases and OREO	0.91%	0.93%	0.98%	0.98%	0.91%
Gross Charge-offs	$11.5	$19.5	$11.6	$15.6	$12.6
Less: Gross Recoveries	10.0	4.9	3.3	7.5	3.9

Net Charge-offs	$1.5	$14.6	$8.3	$8.1	$8.7

Net Charge-offs (Annualized) to Average Loans and Leases	0.02%	0.20%	0.12%	0.11%	0.12%
Allowance for Credit Losses Assigned to Loans and Leases	$279.2	$278.1	$287.2	$290.4	$294.1
Allowance to Nonperforming Loans and Leases	1.1x	1.1x	1.1x	1.1x	1.2x
Allowance for Other Credit-Related Exposures	$30.2	$29.8	$30.3	$30.3	$29.7